Exhibit 99.1
JLL Income Property Trust
Acquires Huntsville Alabama Retail Center

Chicago (January 7, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $7 billion in portfolio equity and debt investments, announced today the acquisition of Westbury Square, a community retail center in an established submarket of Huntsville, AL, for a purchase price of approximately $32 million.

The center totals approximately 115,000 square feet and is 100% leased to a diverse mix of retail tenants, including two national, value-driven retailers, with a weighted average lease term of six years. Located in the well-established South Huntsville submarket, the property is situated on a main thoroughfare near several neighborhood amenities such as hospitals, parks and schools which drive traffic to the center, with convenient access by both eastbound and westbound traffic. Huntsville, with continued economic development in the aerospace, defense and advanced manufacturing industries, has become an economic engine for north Alabama and the broader region. The region boasts a combination of affordable living, quality education, and high paying jobs which continues to attract new residents.

“Westbury Square is a strategic addition to our retail portfolio,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “As core real estate investors, we target retail centers with strong demographics, favorable operating fundamentals and credit-worthy tenant lineups. Westbury Square has a strong tenant roster with impressive tenure and is well-positioned in a submarket with limited vacancy, making it an attractive investment for us.”

Retail real estate has been a mainstay in the JLL Income Property Trust portfolio since its inception in 2012. As of November 30, 2025, retail investments comprised 12% of the total $7 billion portfolio, with $765 million in assets across 15 retail properties.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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ABOUT JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.
LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages US$88.5 billion of assets in private and public real estate equity and debt investments as of Q2 2025. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com